Exhibit 5.1

April 3, 2014

Talmer Bancorp, Inc.

2301 West Big Beaver Road, Suite 525

Troy, Michigan 48084

Re:    Talmer Bancorp, Inc. — Registration Statement on Form S-8

Ladies and Gentlemen:

Talmer Bancorp, Inc. (the “Company”) has requested our opinion in connection with the Company’s filing of a registration statement on Form S-8 (the “Registration Statement”) covering up to 9,794,745 shares (the “Shares”) of Class A Voting Common Stock, $1.00 par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise or settlement of awards granted or to be granted to eligible participants in accordance with the terms of the Talmer Bancorp, Inc. Equity Incentive Plan, as amended (the “Plan”).

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Registration Statement (including the exhibits to it), (ii) the Company’s Articles of Incorporation, as amended, certified by the Michigan Department of Licensing and Regulatory Affairs (“MDLRA”), (iii) the Third Amended and Restated Bylaws of the Company, (iv) certain resolutions of the Company’s Board of Directors provided to us by the Company relating to the adoption, approval, authorization and/or ratification of the Plan and related amendments, the reservation of the Shares for issuance and the filing of the Registration Statement, (v) an officer’s certificate from the Company regarding certain matters related to the Plan and the Shares, (vi) a good standing certificate for the Company issued by the MDLRA on March 19, 2014, and (vii) such other documents and corporate records relating to the Company, and the Plan as we have deemed appropriate.

In rendering our opinion, we have assumed, without independent verification, the following (i) the genuineness of the signatures of all persons signing documents we have reviewed; (ii) the authority of all persons signing documents we have reviewed other than those persons signing them on behalf of the Company; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed in this letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated in this letter, we are of the opinion that the 9,794,745 Shares of the Company’s Common Stock that may be issued and sold by the Company upon the exercise or settlement of awards granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and in the manner and for the consideration stated in the Plan and the award agreements relating to the issuance of such Shares, will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in the State of Michigan.  Accordingly, we express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Michigan.

Our opinions are limited to matters expressly set forth in this letter, and no opinion is to be inferred or implied beyond the matters expressly so stated.  Our opinions are rendered only as of the date of this letter and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that occur after the date of this letter.

We hereby consent to be named in the Registration Statement to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ JAFFE, RAITT, HEUER & WEISS

Professional Corporation